Exhibit 10.3

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE OMISSIONS HAVE BEEN INDICATED BY “[***].”

EXECUTION VERSION

Second Amendment (hereinafter 2nd Amendment) to the agreement for [***] dated 30 August 2019 as amended on 13 March 2020 (hereinafter AGREEMENT)

THIS 2nd AMENDMENT is made and mutually agreed by:

BETWEEN

1.	Alvotech hf., registered in Iceland (Commercial register No. 710113-0410 having its registered office at Semundargata 15-19, 101 Reykjavik, Iceland, Taxpayer Identification No or VAT-ID-No. 114178

(“ALVOTECH”);

AND

2.	STADA ARZNEIMITTEL AG, having its registered office at Stadastraße 2-18, 61118 Bad Vilbel, Germany,

(“STADA”);

(each a “Party” and together the “Parties”)

WHEREAS

(A)	The Parties signed the AGREEMENT for [***] on 30 August 2019 and amended it with first Amendment on 13 March 2020.

(B)

The Parties have interest in development of [***] („Line Extension“). The Line Extension shall become part of the Product definition as set forth in the AGREEMENT and as such shall become part of the AGREEMENT.

(C)	Now, in consideration with what precedes, the Parties wish to amend the AGREEMENT with the 2nd Amendment, which shall become an integral part of the AGREEMENT.

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS

1.	All terms used herein which are defined in the AGREEMENT, shall, unless otherwise herein defined, have the same meaning in this 2nd Amendment.

2.	All references to article numbers, unless otherwise specifically stated, are references to articles of the AGREEMENT.

3.	This 2nd Amendment shall become effective upon its signature by both Parties (the “2nd Amendment Effective Date”).

4.

Unless explicitly stated in this Agreement, all terms and conditions of the AGREEMENT shall apply to the Line Extension. Unless explicitly stated, nothing contained in this 2nd Amendment shall amend the terms of the AGREEMENT with regard to the Products other than the Line Extension.

5.

The Line Extension shall become part of the Product definition and part of the AGREEMENT, hence all terms and conditions of the AGREEMENT shall apply to the Line Extension to the extent not regulated differently in this 2nd Amendment. Unless explicitly stated, no terms and regulations relating to the Products (excluding the Line Extension) shall be amended by this 2nd Amendment.

6.

ALVOTECH shall properly Develop the Line Extension and compile the necessary documents to be included in the Dossier for the Line Extension (such as data on assembly, process validation, quality control and stability data) until July 2023 (“LE Dossier Target Date”)

7.

Considering that STADA bears the development costs for the Line Extension as set forth in this 2nd Amendment, ALVOTECH shall not be entitled to the LE Commercialization (as defined below): (a) within the Territory, without STADA’s prior written approval, to be given or denied upon STADA’s sole discretion or (b) outside of the Territory, without STADA’s prior written approval that will not be unreasonably withheld and/or denied.

8.	For the purpose of this 2nd Amendment, the LE Commercialization shall mean:

(i)	use of the development results with regard to the Line Extension and/or the Line Extension either itself, through its Affiliates or a Third Party within and/or outside the Territory, and/or

(ii)	grant of any rights or licenses to the development results with regard to the Line Extension and/or the Line Extension within and/or outside the Territory, and/or

(iii)	other disposal of the development results with regard to the Line Extension and/or the Line Extension within and/or outside the Territory.

As STADA has Exclusive rights within the Territory, ALVOTECH shall in no event be entitled to the LE Commercialization: (a) within the Territory without STADA’s prior written approval, to be given or denied upon STADA’s sole discretion or (b) outside of the Territory, without STADA’s prior written approval that will not be unreasonably withheld and/or denied.

9.

Upon STADA’s consent for the LE Commercialization in and/or outside the Territory according to Article 7 of this 2nd Amendment, ALVOTECH shall reimburse to STADA [***] percent ([***]%) of the consideration already paid by STADA for the Development of the Line Extension pursuant to Article 19 of this 2nd Amendment (“LE Commercialization Fee”) within [***] calendar days, upon: (i) [***] and (ii) [***]. ALVOTECH shall pay the LE Commercialization Fee based on STADA’s invoice and ALVOTECH shall pay STADA such LE Commercialization Fee only upon the first fulfilment of conditions for its payment, i.e. it shall be one-time payment only irrespective of the number of times [***]. ALVOTECH shall immediately inform STADA thereof in writing of occurrence of fulfilment of abovementioned conditions.

10.

ALVOTECH shall Develop the Line Extension until the LE Dossier Target Date. This timeline can be extended by up to [***] months if justified by the demands of the Development Plan in which case the Parties (both acting reasonably) will agree to amend the LE Dossier Target Date accordingly.

11.

ALVOTECH shall provide STADA [***] updates on the status of the Development and shall keep STADA immediately informed about any material deviation in the Development Plan including development costs. Upon completion of the Development ALVOTECH shall without undue delay deliver documentation for the Line Extension and such documentation shall become part of the Dossier.

12.

ALVOTECH shall compile corresponding Dossier for the Line Extension meeting the same EU guidelines as the Dossier and shall provide it to STADA without undue delay. In case STADA wants to have the Line Extension Dossier meeting guidelines outside the EU and provided STADA pays for it, ALVOTECH offers to do this as work for hire at the expense of STADA.

13.

Upon completion, compilation and handover of the Dossier for the Line Extension to STADA, according to Article 12 of this 2nd Amendment, STADA shall be responsible for submitting respective registration procedure. Accordingly, Article 5.1 of the Agreement shall not be applicable for the Line Extension and unless the Parties agree differently, STADA shall initiate and obtain the Marketing Authorisation for the Line Extension in the Territory by itself and at its own expense.

14.	Article 1.22 (“Floor Price”) shall be deleted and be replaced by a new definition as follows for the Line Extension and all other Products:

“1.22 Floor Price means the “Floor Price(s) for the Finished Products” as set forth in Annex 1.”

15.	The Article 2.1 (a) of the Agreement shall be amended as follows:

“2.1(a)1. with respect to all presentations of the Product other than the Line Extension (grant of rights for the Line Extension is set forth in 2.1(a)2) the rights to own an equal and undivided joint ownership interest (with ALVOTECH or its applicable Affiliate(s)) in the Territory in and to (i) the Product IP Owned Rights and (ii) the Created Product IP Rights;

2.1(a)2. With respect to the Line Extension ALVOTECH shall own the (i) Product IP Owned Rights and (ii) the Created Product IP Rights with regard to the Line Extension; ALVOTECH grants to STADA in the Territory the fully paid-up, royalty-free, perpetual, irrevocable and sub-licensable right (through multiple tiers) to the (i) Product IP Owned Rights and (ii) the Created Products IP Rights.

16.	Reference to Article 2.1.(a) is replaced with reference to Articles 2.1(a)1 and 2.1.(a)2 in Article 2.1.(d).

17.	Article 2.2 of the AGREEMENT shall not be applicable to the Line Extension and new Article 2.2.1 shall be introduced:

18.

“2.2.1. Subject to all other applicable terms and conditions of this Agreement, and provided STADA is not in an uncured material breach of this Agreement and/or the Supply Agreement, STADA’s rights under Article 2.1(a)2 of the AGREEMENT with respect to the Line Extension only shall at all times be: (a) in the case of any manufacturing related rights non-exclusive and (b) in the case of marketing, promoting, selling, offering, importing and/or distributing Exclusive Rights. For clarity, this applies only to the Line Extension and not to any other presentation of the Product. Article 8.6 shall not apply to the Line Extension.”

19.	Article 7 of the AGREEMENT shall not be applicable to the Line Extension. A new Article 7b) shall be added to the AGREEMENT as follows:

“Article 7.b) In consideration of the rights which ALVOTECH grants to STADA and its Affiliates under the AGREEMENT with regard to the Line Extension, STADA shall pay ALVOTECH a consideration in the amount of 2.889.230.-€ (two million eight hundred eighty-nine thousand and two hundred and thirty Euros), which are the costs for the Development of the Line Extension. In the event the actual costs for the Development of the Line Extension exceed such consideration up to [***]%, the Parties shall bear these exceeding amounts (up to [***]%) in equal parts. In the event the actual costs exceed the above stated consideration by more than [***]%, ALVOTECH shall bear such exceeding amount (i.e. the amount exceeding [***]% of the consideration). The Parties agree that all payments under this 2nd Amendment shall be made in Euros.

The consideration shall be payable as follows:

	Milestone	Amount in EUR	Target date
1	[***]	[***]%	January 2021
2	[***]	[***]%	February 2023
3	[***]	[***]%	July 2023
	Total	2.889.230

Due payments shall be made by STADA within [***] calendar days after receipt of the relevant invoice from ALVOTECH. All payments under this Article 7b) shall be paid in Euros.”

20.	Article 8.4 of the AGREEMENT shall be amended as follows for the Line Extension and all other Products:

“The prices for the Products (including the Line Extension) supplied to STADA, its Affiliates and/or Distributors as Finished Product are set forth in Annex 1 under subsection “Supply Prices for Finished Products (including the Line Extension)”.

21.

In Articles 9.4 to 9.9. of the AGREEMENT the reference to the “Product” shall be replaced with the reference to the “PRODUCT, EXCLUDING THE LINE EXTENSION”. For the purpose of Articles 9.4 to 9.9, the term “PRODUCT, EXCLUDING THE LINE EXTENSION” shall mean the term “Product” as defined in the original AGREEMENT dated 30 August 2019 without subsequent amendments, i.e. it does not refer to the Line Extension (as defined in this 2nd Amendment). If the AGREEMENT is terminated for the PRODUCT, EXCLUDING THE LINE EXTENSION pursuant to Articles 9.4 to 9.9. of the AGREEMENT, then such termination shall be automatically applicable to the Line Extension as well; Termination of the AGREEMENT pursuant to Articles 9.4 to 9.9 shall not be possible for the Line Extension only. However, Articles 7 and 8 of this 2nd Amendment shall survive termination or expiration of the AGREEMENT in any event of termination or expiration on a perpetual basis.

In case of termination of the AGREEMENT pursuant to Articles 9.4 to 9.9., then, with regard to the Line Extension, ALVOTECH shall pay the LE Commercialization Fee always subject to fulfilment of conditions for such refund as set forth in Articles 7 and 8 of this 2nd Amendment. ALVOTECH shall inform STADA without delay of such circumstances and ALVOTECH shall refund STADA upon receipt of STADA’s invoice within [***] days. For clarity, termination and payment of the LE Commercialization Fee as set forth in Article 21 of this 2nd Amendment shall be the only remedy in case of termination of the AGREEMENT for the Line Extension as set forth in Article 21 of this 2nd Amendment. ALVOTECH shall pay the LE Commercialization Fee based on STADA’s invoice and ALVOTECH shall pay STADA such LE Commercialization Fee only upon the first fulfilment of conditions for its payment, i.e. it shall be one-time payment only irrespective of [***].

The consequences of termination of the AGREEMENT with regard to the PRODUCT, EXCLUDING THE LINE EXTENSION shall not be amended and shall remain valid.

22.	Article 14.1 of the AGREEMENT shall not be applicable for the Line Extension.

23.	Article 15.2 of the AGREEMENT is amended as follows:

“15.2 Upon expiration of the Exclusivity Period, in respect of the Territory, except as otherwise stated in this Article 15, (a) STADA will keep the Dossier (and its rights to use the Dossier) for the Product (including the Line Extension), (b) the rights granted to STADA under Articles 2.1 through 2.3 shall become non-exclusive, fully paid-up and continue in force on a perpetual basis (but remain subject to the restrictions contained therein) for all presentations of the Product, other than the Line Extension , (c) the rights granted to STADA under Article 2.1 for marketing, promoting, selling, offering, importing and/or distributing of the Line Extension only, in the Territory shall remain Exclusive, fully paid up and continue in force on a perpetual basis and (d) the Exclusive Purchase Obligation for the Product (including the Line Extension) shall terminate.”

24.	Article 15.3.(e), (f) and (g) of the AGREEMENT shall not be applicable to the Line Extension.

25.	A new Article 15.3 (h) of the AGREEMENT shall be included for the Line Extension:

(h) By STADA with regard to the Line Extension only, if the Dossier for the Line Extension is not delivered to STADA by the LE Dossier Target Date or, if later, by such later date (up to a maximum of a further six (6) months) as is necessary to accommodate the demands of the Development Plan.

26.

The effects of termination as set forth in Articles 15.5 and 15.6 of the AGREEMET shall apply if STADA terminates the AGREEMENT pursuant Article 15.3 (h) analogously, i.e. limited to the Line Extension.

27.	Annex 1 – Prices of the AGREEMENT shall be amended as follows for the Products, including the Line Extension:

“[***]”

The remaining part of Annex 1 (Reports, Audit, Orders) shall remain unchanged and in effect.

28.	TERMINATION

STADA shall have the right to terminate this 2nd Amendment, i.e. the Development of the Line Extension, prior to completion of the Development of the Line Extension with ten (10) days written notice without cause. Upon such termination, then: (a) rights with regard to the Line Extension as set forth in this 2nd Amendment and the AGREEMENT shall cease, (b) STADA shall return to ALVOTECH any documents delivered in relation to the Line Extension, (c) STADA shall not be obliged to pay any further milestone for the Development of the Line Extension, (d) subject to the last sentence of this Article 28 of the 2nd Amendment, ALVOTECH shall not be obliged to return any consideration received in relation to the Line Extension, (e) subject to the last sentence of Article 28 of this 2nd Amendment, neither Party shall have any further obligations to each other under the AGREEMENT with regards to the Line Extension except for those provisions which are intended to take effect after termination. If conditions for refund of the milestones as set forth in Articles 7 and 8 of this 2nd Amendment are fulfilled, ALVOTECH shall inform STADA without delay and ALVOTECH shall upon receipt of invoice reimburse STADA [***]% of consideration already paid by STADA to ALVOTECH within [***] days of receipt of STADA’s invoice. ALVOTECH shall pay STADA the LE Commercialization Fee only upon the first fulfillment of the conditions for its payment, i.e. it shall be one-time payment only irrespective of [***].

Articles 7 and 8 of this 2nd Amendment shall survive termination or expiration of the AGREEMENT in any event of termination or expiration on a perpetual basis.

29.	The rights and remedies as set forth in Article 28 shall be the sole and exclusive remedy of STADA in relation to termination for convenience.

30.

All clauses of the AGREEMENT that have not been amended in this Amendment shall remain unchanged and in full effect. In the event of discrepancy between the AGREEMENT and this 2nd Amendment, the latter shall prevail with regard to the Line Extension.

31.	This 2nd Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

32.

This 2nd Amendment may be executed by standard electronic signature software (such as DocuSign). Exchanging executed signed document in .pdf format via e-mail shall have the same legal force and effect as the exchange of original wet-ink signatures.

Each Party hereby waives any right to raise any defence or claim in any proceeding arising under or related to the 2nd Amendment, based upon execution of this 2nd Amendment by means of such electronic signatures or maintenance electronically.

IN WITNESS whereof this Amendment has been duly executed on behalf of the Parties the dates written below

STADA Arzneimittel AG	Alvotech hf.

/s/ Peter Goldschmidt	/s/ Mark Levick
Name: Peter Goldschmidt	Name: Mark Levick
Title: Chief Executive Officer	Title: Chief Executive Officer

Bad Vilbel, April 20th, 2021	Basel, 2021-May-03/14:31 GMT

/s/ Dr. Uwe Landvatter
Name: Dr. Uwe Landvatter
Title: Senior Director Global BD&L

Bad Vilbel, April 20th, 2021